EXHIBIT 10.21


                            SOCIETY IN PARTICIPATION

The undersigned:

o GENOPOIETIC, simplified joint-stock company with a capital of (euro) 1,448,265.66, whose registered office is at BEYNOST (01708), 1390, rue centrale, and whose identification number is 393 796 305 RCS BOURG EN BRESSE, represented by Mr. Andres CRESPO, acting in his capacity as president of the company and specially authorised for the purposes of the presents by virtue of the by-laws of the company,

o OPISODIA, a "societe par actions simplifiee" governed by French law, with a share capital of (euro) 1,308,000, whose registered head office is 6, chemin de l'Industrie, 69570 DARDILLY, and whose identification number is 444 637 649 RCS LYON, represented by Mr. Gilles ALBERICI, acting in his capacity as president and specially authorised for the purposes of the presents by virtue of an opinion of the monitoring committee of Opi Group dated December 10, 2003.

HAVE FIRST SET OUT THE FOLLOWING:

         1. The activity of the company GENOPOIETIC is in particular the manufacture and testing of autologous cancer vaccines, in the context of the carrying out of clinical trials and their commercialisation. The number of vaccines manufactured is estimated at some 150 over a twelve-month period.

                  It also manufactures and tests autologous chondrocytes intended for the carrying out of clinical studies in the context of treatments for gonarthosis. Ten treatments are to be manufactured in this context.

                  It is responsible for the logistics necessary for the transport of biopsies and vaccines.

                  It has, on its BEYNOST site all the equipments, fittings, human resources, know-how, procedures required to manufacture in particular the injectable products and the biological products in accordance with its status of pharmaceutical firm. The GENOPOIETIC's know how more precisely consists in the manufacturing and quality control of gene and cell therapy products, monoclonal antibodies at small or wide scale, recombinant proteins produced in mammalian cell expression systems. All the staff having executive tasks in the different fields of business have a confirmed experience. In its field of activity, GENOPOIETIC is recognized as a European leader.

                  In appendix 9 hereto is attached the approval given to GENOPOIETIC to operate a pharmaceutical firm.

         2. For its part, the company OPISODIA manufactures and tests monoclonal antibodies (LEUCOTAC), in the context of the carrying out of clinical trials and their commercialisation. The number of batches manufactured is estimated at two over a twelve-month period.

                  It has, on its BESANCON site a 400 m(2) production platform classed GMP including fermentation and purification zones (3 bioreactors on the site), a production team, a know-how to product purified solutions of monoclonal antibody (from 1 to 100g), following well-known procedures. OPISODIA's know how consists more precisely in cell culture process, proteins purification and viral inactivation. With facilities well fitted to specific scales, this platform has a European wide industrial interest in the biotechnological market for products from the fermentation process.

        3. The companies GENOPOIETIC and OPISODIA have decided that it is in their interest to combine all their skills, to specialise the BEYNOST and BESANCON sites and to reduce their own manufacturing, testing and administrative costs, giving priority to the development of their own products, but with a will to put in action an ambitious campaign to conclude subcontracts on behalf of third parties subject to their own needs being met.

ON THIS BASIS, THE PARTIES HAVE AGREED, AS FOLLOWS, THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF A JOINT VENTURE WHICH THEY HAVE DECIDED TO FORM BETWEEN
THEMSELVES:

                    A R T I C L E S   O F   A S S O C I A T I O N

ARTICLE 1 - FORM OF THE COMPANY

         Between the company GENOPOIETIC and the company OPISODIA, a joint venture of a commercial nature is formed, governed by articles 1871 to 1872-2 of the Civil Code and by the present articles of association.

         By express agreement, this company is and shall remain secret and non-existent with regard to third parties

         In accordance with article 1872-1 of the Civil Code, each partner shall enter into contracts in his personal name and shall alone be committed with regard to third parties.

         The present company has no legal personality, registered office or company purpose and is referred to within the present document as "OGP".

         For all the company's operations, correspondence between the parties and the common documents and accounts shall be held centrally at GENOPOIETIC's registered office, at BEYNOST (01708), 1390, rue centrale, where the parties elect domicile for their joint relationship.

ARTICLE 2 - PURPOSE OF THE COMPANY

         The company purpose comprises all manufacturing and quality control activities for stable biological products and cell or gene therapy products, in the context of and in compliance with i) a pharmaceutical plant and with ii) the good manufacturing practices and good laboratory practices, in accordance with the regulations in force and under the responsibility of the pharmacist responsible for GENOPOIETIC's Pharmaceutical Plant.

         The company will carry out its pharmaceutical operations above mentioned thanks to the prior Approval of Opening of a Pharmaceutical firm delivered to GENOPOIETIC by the French agency of Sanitary security of products of health (AFSSaPS) whose minute is enclosed in rider 9 hereinafter.

         In this context, it is in particular responsible for the production of the part of the regulatory files regarding the testing of raw materials, supplier audits, manufacturing processes and in-process testing, the formulation, the packaging and the pre-release testing of the finished products.

         It is also responsible for the activities of process and quality control test validation on the basis of the procedures and protocols set, as applicable, by GENOPOIETIC or by OPISODIA.

         Each party undertakes to give to the joint venture, unless exempted in advance and in writing by the other party, exclusive rights for any manufacturing or testing activity coming within the purpose of the present company.

ARTICLE 3 - DURATION OF THE COMPANY

         3-1. The joint venture is concluded for a period of twenty three months which will start on February 1st, 2004 and end on December 31st, 2005, unless it is dissolved prematurely as provided in article 17.

         It shall be renewed automatically, from year to year, unless one of the two parties has notified the other of its wish to terminate it on 31 December 2005 or at the end of each renewal period and this shall be by registered post with acknowledgement of receipt sent to the other party at least three months before the end of the initial period or each renewal period.

         Whatever may be the cause of dissolution, if one or more manufacturing contract are in progress, such dissolution shall only take place when the said contracts are achieved.

         3-2. The two partners shall get together on July 1st, 2005 to survey together and in good faith, the opportunity to incorporate a joint subsidiary having its own identity.

ARTICLE 4 - CONTRIBUTIONS

         4-1.  CONTRIBUTIONS BY GENOPOIETIC

         GENOPOIETIC shall provide to the joint venture OGP:

         o the equipment and furniture allocated to its activity of manufacturing and testing especially the one for autologous cancer vaccines and autologous chondrocytes, and comprising the items stated in appendix 1 being pointed out that the joint venture will bear the maintenance obligation of such equipment and furniture,

         o the know-how pertaining to this activity, namelythe documentation and the operating procedures as well as the necessary skills to manufacture in particular the injectable medicines and biological products in accordance with its status of pharmaceutical firm. The GENOPOIETIC's know how more precisely consists in the manufacturing and quality testing of gene and cellular therapy products, monoclone antibody at small or wide scale and recombining proteins produced in eucariot expressing systems.

         o a cash sum of(euro)30,201 (i.e. 21,43% of the whole cash contribution)

         4-2.  CONTRIBUTIONS BY OPISODIA

         OPISODIA shall provide to the joint venture OGP:

         o the equipment and furniture allocated to its activity of manufacturing and testing especially the one for monoclone antibodies, and comprising the items stated in appendix 2 being pointed out that the joint venture will bear the maintenance obligation of such equipment and furniture,

         o the know-how pertaining to this activity, namelythe documentation and the operating procedures as well as the necessary skills to manufacture condensed and purified solutions of monoclone antibody, following the GMP procedures and CPMP guidelines. OPISODIA's know how consists more precisely in the cell culture in cytoculter with a capacity from 15 to 35L, the implementation of purification processes upon chromatographic stands of hydrophobic type,

         o a cash sum of (euro)110,736 (i.e. 78,57% of the whole cash contribution).

ARTICLE 5 - CONDITIONS REGARDING THE CONTRIBUTIONS

         5-1. REGARDING THE CONTRIBUTIONS BY GENOPOIETIC

         GENOPOIETIC shall be responsible for the costs and obligations associated with the ownership of the equipment and the furniture whose use it contributes, i.e. their depreciation and the obligation to replace them once they have reached the limit of their normal wear and tear.

         5-2. REGARDING THE CONTRIBUTIONS BY OPISODIA

         Likewise, OPISODIA shall be responsible for the costs and obligations associated with the ownership of the equipment and the furniture whose use it contributes, i.e. their depreciation and the obligation to replace them once they have reached the limit of their normal wear and tear.

         5-3.  COMMON CONDITIONS

         The joint venture shall enjoy, with due commercial care and attention, the property and rights made available to it from 1 January 2004.

         It shall, from this date, be responsible for all costs associated with the use of this property and these rights, other than those specified in paragraphs 5-1 and 5-2 above, particularly the maintenance obligation.

         It shall bear all the risks and all the responsibilities inherent in the use of the property and rights provided to it. The risks inherent in their ownership remain the personal matter of each party.

         Each party shall guarantee the enjoyment of the property and rights belonging to it only subject to the reservation of acts of God or fortuitous incidents. In the event of any hindrance to maintaining such enjoyment following an act of God or a fortuitous incident, each party shall not be liable for the loss of such enjoyment whatever its duration and shall only be obliged to allow the joint venture to have either any compensation it may receive, as and when it receives it, or property arising from the use of this compensation if it decides to use the compensation to obtain replacement property or if the joint venture so demands once this replacement is possible.

         Notwithstanding the items provided for joint use specified in article 4, no joint indivisible estate shall be formed between the parties. Each of them shall maintain personal ownership of the items it makes available to the joint venture, but it may not dispose of them, in whole or in part, nor mortgage, pledge or provide them as collateral, nor contribute them to a company (other than in the case of a merger), nor take back into its own use the items it provides to the joint venture without the authorisation of the other party.

         Acquisitions of new facilities, equipment and furniture which, independently of those provided by either of the parties in performance of its replacement obligation, should be acknowledged as necessary for the functioning of the joint venture, shall be decided by common agreement if their unit value is in excess of (euro) 1,000 and shall be made by one or other of the parties as they agree but in any event indivisibly.

ARTICLE 6 - JOINT PREMISES

         As a strictly ancillary matter to the present articles of the joint venture and without this in any way forming a right to the profit of the other party with regard to the landlord, the two party companies provide the following for the use of the joint company:

         o GENOPOIETIC, premises for manufacturing, control, storage and administrative tasks, located at BEYNOST (01708), 1390 rue Centrale, outlined in rider n(degree)3 of the commercial lease attached (appendix 5), and forming part of the premises let to the latter in accordance with the lease concluded with Etablissement Francais du Sang Rhone-Alpes on 11 August 2000.

         o OPISODIA, premises for manufacturing, control, technical and administrative tasks located at BESANCON (25000), 1 Bdv Fleming, limited to the attached drawing (appendix 6), and forming part of the premises let to the latter under the terms of the lease concluded with Diaclone on December 8th, 2003.

         The manager of the present company shall alone be responsible for these premises complying with statutory and regulatory provisions governing the activities which are to be carried out there.

         The rents, common charges and other property expenses relating to the premises provided in this way shall be charged to the joint venture, pro rata based on the areas concerned, i.e.:

         o for the BEYNOST site, all of the premises designated in rider n(degree)3 of the lease

         o for the BESANCON site, part of the premises designated in the lease concluded with Diaclone on December 8th, 2003.

         The same shall apply for all ancillary costs, in particular insurance premiums, consumption of electricity, water and heating, running maintenance and repair costs and the land tax passed on to the tenant.

ARTICLE 7 - EMPLOYEES

         Appendix 3 contains a list of the employees of each of the party companies, currently in the branch of activity which the party is contributing and who will be allocated to the running of the present company.

         In this respect, it is hereby stated that Mr. Michel MAIRAUT and Mr. Vincent BRUN who are responsible for the equipment maintenance at the Besancon site and who, in this quality, are not exclusively assigned to the activity provided in use to the joint venture, shall not be considered as part of the said branch of activity.

         In this respect, it is agreed that Mrs. Marielle MAURICE, Mylene GRISONI, Barbara GOUGET and Nona GHAZANFARI who work in connection with the GENOPOIETIC's proper activity developed on the Beynost site and who, in this quality, are not exclusively assigned to the activity provided in use to the joint venture, shall not be considered as part of the said branch of activity.

         When the present company is wound up, for whatever reason this may be, each party company shall return to its service those of its employees allocated to the joint operation, including during the lifetime of the company.

         The training costs of the employees working in the business provided by each party to the joint venture shall be borne by OGP itself.

ARTICLE 8 - BUDGETS - LIQUIDITY

         8.1. Appendix 4 contains the forecast results account of the company for its first year of operation, from February 1st, to December 31st, 2004. This account includes 50% of the remuneration allotted to Mr Andres CRESPO, president of GENOPOIETIC, which is manager of the joint venture, and all taxes and associated social security contributions pertaining to this remuneration.

         This budget corresponds to (euro)1,550,310 for the period running up to December 31st, 2004.

         GENOPOIETIC undertakes to participate to this budget with a minimum of
(euro) 332,210 for the first 11 months of operation, from February to December 2004.

         OPISODIA undertakes to participate to this budget with a minimum of
(euro) 1,218,000 for the first 11 months of operation, from February to December 2004.

         8-2. Liquidity requirements associated with the operation of the joint venture shall be covered by each party pro rata to their share in the company's forecast results.

         For this purpose, for the financial year commencing on February 1st, 2004, each party undertakes to pay into the joint account, by no later than the first day of each month, the following sums:

         o        for GENOPOIETIC,(euro)30,2014, (i.e. 21,43% of the budget),

         o        for OPISODIA,(euro)110.736 (i.e. 78,57% of the budget).

         These contributions have been determined on the basis of estimated costs on the basis of the employees directly allocated to the activities carried out jointly on behalf of each party to the joint venture for its own productions. In Appendix 7, is attached the breakdown chart of costs and time for the budget of the financial year open on February 1st, 2004. This chart may be revised at any time by agreement between the two parties, depending on the development of the operations carried out by the company, either on behalf of the partners or on behalf of third parties.

         The parties may together agree conditions at which loans, the opening of credits or cash facilities may be entered into by one of them or by each of them, in order to cover the working capital needs of the joint venture; the financial cost thereof shall be borne by the joint venture.

         In the relations the parties have with each other, they shall be responsible for the financial commitments of the joint venture, and likewise any sureties or securities which may be given to guarantee its commitments, at the proportion set for sharing the company's results.

         The contributions to the working capital shall not give rise to any interest on their sums insofar as they are provided pro rata to the percentage of each party in the company's results. If the contribution of one of the parties should be greater than its percentage, then at the end of the financial year, this party shall have the right to take PER PRAECIPIUM, from the results of the joint venture, interest calculated at a rate of 4%, on the sum of its extra payments.

         Unless the two parties decide otherwise, the credit or debit balance of the "Manager liaison" account shall bear interest at the rate of 4%.

         8-3. In case either party fails to its contribution obligation above mentioned, the other party may, at its own choice, either apply the provisions of article 17 of this act, or:

         - receive, as a compensation for its damage, an interest at a rate of 7% per year on the unpaid contributions due by the other party;

         - pre-empt, as a compensation, the tangible or intangible assets (equipment, know-how, right to the lease, etc.) contributed for use to OGP by the failing party, this option to pre-empt being considered for the said party as a firm promise to transfer the said assets for a value equivalent to the net book value, 20 (twenty) worked days at the latest, as from the notification made in accordance with article 17.1 below;

ARTICLE 9 - MANUFACTURING CONTRACTS WITH THIRD PARTIES

         9.1. If the joint venture, at the request of either of the parties and with the agreement of the executive committee, should enter into manufacturing contracts with third parties, the company's budget and the contribution of each party to cover the necessary working capital (as set in article 8-2) shall be revised by the executive committee to take account, if applicable, of additional costs incurred by the execution of these contracts.

         To illustrate this operating rule between the parties hereto is attached in Appendix 8, two samples of adjusted budgets, the one for a project of (euro)200,000 with a 50% net margin and the other for a (euro)1,000,000 with a net margin of 40%.

         9.2. If a manufacturing contract prompts new investment, the financing of which is not covered by the third party, it shall, unless otherwise agreed, be financed by the one of the two party companies which concluded this contract, and rented out by it to the joint venture, at a rent equal to the normal accounting depreciation of this equipment plus 10%.

ARTICLE 10 - MANAGEMENT

         OGP shall be managed and administered by GENOPOIETIC which shall alone, on behalf of the joint venture, act, enter into contracts, make undertakings and honour the commitments of the latter with regard to third parties.

         In its capacity as manager of OGP, GENOPOIETIC shall be responsible for all issues related with security, business operation and environment of the sites and shall get the proper insurance whose premium shall be, in the same proportion, paid by the joint venture.

         The manager shall justify of such insurance at first demand of the partners.

         GENOPOIETIC shall act via its bodies duly authorised for this purpose, in accordance with its articles of association.

         50% of the sum of the remuneration of Mr Andres CRESPO, president of GENOPOIETIC, and the associated taxes and social security contributions, shall be charged to the company. In return, GENOPOIETIC shall not be entitled to any remuneration for its role as manager.

ARTICLE 11 - ACCOUNTS - ADMINISTRATIVE OBLIGATIONS

         The managing company shall keep regular accounts of the operations carried out as a joint venture,

         These accounts shall be held at the registered office of the managing company and the representatives of the other party and likewise the auditors of the two parties can peruse, but not remove, all accounting documents and all supporting documentation.

         The managing company shall, at the appropriate time, make all the fiscal declarations relating to the joint venture operations.

         One or more bank accounts shall be opened by the manager under the name "OGP" for the exclusive needs of operating OGP. To facilitate the handling of practical aspects, Mr. Andres CRESPO, in its capacity as legal representative of the manager, shall give a proxy to an employee of GENOPOIETIC.

ARTICLE 12 - EXECUTIVE COMITTEE

         12-1. An executive committee shall be composed jointly of the legal representatives of the two parties or their deputies.

         Each member of this committee may invite any people he sees fit to attend these meetings, but they shall not have a vote.

         12-2. This committee shall meet at the initiative of the manager of the joint venture, whenever he sees fit and or upon request of the monitoring committee mentioned at article 12.5 of these articles, and, in any event, within the month following the end of each calendar quarter.

         At these meetings, a report shall be presented about the joint operation, the results obtained, difficulties encountered and prospects. The committee may furthermore reach decisions or give authorisations as necessary as detailed below.

         12-3. The executive committee alone is competent to:

         o        decide on and revise each annual budget,
         o modify the parties' contributions to cover the company's working capital requirement,
         o authorise the conclusion of all manufacturing contracts with third parties,
         o decide on any investment of a sum in excess of (euro) 1,000 excluding taxes which is to be allocated to the operation of the joint venture (this investment being implemented by either of the two parties, as agreed between them),
         o make any modification regarding the employees allocated to the operation of the joint venture,
         o decide on the allocation to the operation of the present joint venture, of any employee other than those mentioned in appendix 3 (including any employee subsequently taken on by either of the two parties),
         o decide to dismiss an employee of OPISODIA allocated to the joint operation,
         o decide on or change the consideration granted in return for all services provided by either of the two parties and posted to the joint account.
         o        Decide the re-location of any of the equipments;

         12-4. Minutes of the executive committee meetings shall be produced by the manager within 10 worked days following the meeting. Decisions reached by the committee in application of the above shall not be implemented until these minutes have been signed by the representatives of the two parties.

         12-5. Moreover, in the view of preparing the decisions of the executive committee, a monitoring committee composed jointly of two representatives of each party including its legal representative or its deputy, shall meet whenever it is necessary and, in any event, within the first fifteen days of each month. The committee shall be monthly informed in writing of:

         - the allocation of staff directly attributed to the manufacturing activities;

         -        the cash position;

         -        the proposal from third parties (subcontracting activities)

         -        the progress of ongoing projects.

ARTICLE 13 - INVENTORY - DETERMINATION OF RESULTS


         13-1. The managing company shall produce, to 31 December of each year, and for the first time to 31 December 2004, an inventory, a statement of the assets and liabilities of OGP, and a results account.


         13-2. The expenses of the joint venture shall include costs exclusively attributable to the operation of OGP, taking into account in particular the conditions of the parties' contributions as stated in article 5 and, with regard to financial costs, the rules set in article 8.

         The following in particular shall be charged to the joint venture :

         o the wages and the costs and taxes based on the wages for the employees allocated to the joint operation,

         o property costs with regard to the premises made available to the joint venture, as stated in article 6,

         o purchases and other external expenses once they are allocated to the joint operation,

         o expenses associated with the management of the present company, as stated in article 10,

         o the share of the local tax on business activities declared by the managing company and based on the fixed assets made available to the joint venture,

         o the services rendered by GENOPOIETIC's employees not dedicated to the joint venture (cf. article 7) paid at direct cost majored of a 1,1 factor;

         o the services rendered by OPISODIA's employees or Opi or Diaclone's ones, not dedicated to the joint venture (cf.
                  article 7) paid at direct cost majored of a 1,1 factor;

         The company proceeds shall include all the proceeds coming from manufacturing contracts concluded by either of the two parties with third parties.

         13-3. In RIDER 10 AND 11, are listed the consumable and raw materials transferred to OGP as of February 1st, 2004, by OPI or OPISODIA on the one hand or GENOPOIETIC on the other hand.

ARTICLE 14 - APPROVAL OF THE ACCOUNTS - DISTRIBUTION OF RESULTS

         14-1. The accounts produced by the managing company shall be submitted for the approval of the parties, ruling unanimously, within 2 months of the closure of each financial year.

         Unless otherwise agreed, profits and losses shall be distributed between the parties hereto in the same arithmetic proportion of the cost of the employees (noticed during each financial year and reported monthly as stated in article 12.5) allocated to the manufacturing and quality control activities conducted jointly on behalf of each party for their own productions.

         The debit or credit situation of each of the two party companies with regard to OGP shall be settled within eight days of the approval of the joint accounts, allowing for any payments it may have made to cover the company's financial requirements in the past financial year.

         Each party shall be personally liable for corporation tax and any additional contributions on its share of the profits.

         14-2. When the company ends or if it should be prematurely wound up, the accounts shall be produced and submitted to the parties within the same periods and at the same conditions.

         The results, be they profits or losses, shall be distributed between the parties at the proportions set in paragraph 13-1. above.

ARTICLE 15 - NON-COMPETITION

         Throughout the duration of the joint venture, the parties undertake not to exercise any activity which competes with that of the company.

ARTICLE 16 - TRANSFER OF RIGHTS

         Neither party may sell or contribute to another company, in whole or in part, its rights in the company other than with the approval of the other party. Any sale must be confirmed in writing and is rendered opposable to the other party in the forms provided in article 1690 of the Civil Code.

         OGP shall not be wound up in the event of a merger by absorption of either of the party companies, but shall continue with the other party and the absorber company.

ARTICLE 17 - WINDING-UP - LIQUIDATION

         17-1. The company shall end:

         o        by the accomplishment or disappearance of its purpose,

         o by notification by either of the parties, in accordance with the conditions and by the deadlines provided in article 3, to terminate the company at the end of its initial period or each renewal period,

         o        if wound up prematurely

         o        as decided by common agreement between the two parties,

         o by the decision of just one of the two parties if the other has not paid at the due date, its contribution to cover the working capital requirement, as provided in article 8-2 or revised by common agreement, and if it has not settled its position within a period of 40 (forty) days following a formal notice by the other party by registered letter with acknowledgement receipt.

         o automatically, unless otherwise agreed by the parties, if, at least one months before the start of each calendar year, OGP's budget for the said year, has not been decided by the executive committee or if the accounts have not been approved by the parties hereto within the period of time mentioned at article 14.1.

         o if wound up by the court at the conditions set in article 1844-7-5(degree)and 6(degree)of the Civil Code.

         17-2. When OGP comes to an end, including the case it is wound up prematurely, the accounts will be settled on the basis of an inventory which is then to be drawn up by common agreement between the parties.

         Each party company shall withdraw, from the date on which it is wound up, the free disposal of the tangible and intangible fixed assets which it has made available to OGP, without being obliged to pay any compensation for the added value which may have been acquired by these items, and likewise without being able to claim any compensation for any depreciation which may affect them.

         Before any distribution of the net result of the liquidation at the proportions stated in article 14.1, the cash advances which the parties may have made to the company in application of article 8 will be repaid to them, without any preference shown to either of them.

         17-3. When OGP comes to an end, including the case it is wound up, each party shall take back into its service and on its account those of its employees who were allocated to the joint operation, a list of them being provided in appendix 3, and likewise those who are allocated subsequently, by decision of the executive committee. Consequently, it shall decide whether to continue or to end their employment contracts.

                      MISCELLANEOUS OR TEMPORARY PROVISIONS

ARTICLE 18 - ARBITRATION CLAUSE

         Any dispute between the party companies regarding the interpretation or execution of the memorandum or articles of association of the joint venture shall be settled by a court of arbitration.

         The court of arbitration shall be composed of three arbitrators, two of whom to be appointed by the plaintiff and defendant within ten (10) working days of the notification by the plaintiff to the defendant, by registered post with acknowledgement of receipt, of its intention to have recourse to arbitration. The two arbitrators shall themselves appoint an additional arbitrator within ten
(10) working days of the appointment of the second of them.

         If, within the above deadlines, an arbitrator is not appointed by either of the party companies or the additional arbitrator is not appointed, the presiding judge of the LYONS Commercial Court shall be competent to make this appointment at the request of either of the parties.

         A matter is brought before the court of arbitration without any need for a prior arbitration agreement, by registered letter with acknowledgement of receipt, setting out the subject of the dispute and sent by the plaintiff to the defendant and to each of the arbitrators.

         The court of arbitration shall sit in LYONS and shall rule within a period of three months from the date on which a matter is brought before it, unless the option of extending this period is taken subject to statutory conditions.

         The court of arbitration shall not be bound by procedural rules. It shall rule as an amicable arbitrator. Its decision shall be duly motivated and no appeal may be made against it.

         The costs of arbitration shall be borne by the parties to the dispute at conditions which the court of arbitration shall have sovereign authority to decide.

         Notwithstanding the provisions of the present article, each party company may, in the event of urgency, apply to the ordinary courts for protective measures, without this application resulting in any renunciation of arbitration.

ARTICLE 19 - COSTS OF CONSTITUTION

         The costs, duties and fees incurred in connection with the creation of OGP shall be borne by OGP. The parties hereto shall keep the fees engaged in connection with the preparation of these articles of association.

ARTICLE 20 - ELECTION OF DOMICILE

         For the complete execution of the presents, GENOPOIETIC and OPISODIA each elect domicile at their registered offices as stated in the heads to the presents.

Done in three originals, one being for registration,

at Dardilly on January 29, 2004

For GENOPOIETIC                                                     For OPISODIA
Andres CRESPO                                                    Gilles ALBERICI